U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 31, 2021

OAKTREE STRATEGIC INCOME II, INC.

(Exact name of registrant as specified in charter)

Delaware	814-01281	83-0566439
(State or other jurisdiction of incorporation or registration)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

SPV Facility Amendment

On March 31, 2021 (the “Closing Date”), OSI 2 Senior Lending SPV, LLC (“OSI 2 SPV”), a wholly-owned and consolidated subsidiary of Oaktree Strategic Income II, Inc. (the “Company”), entered into a fourth amendment (the “SPV Facility Amendment”) to the July 26, 2019 loan and security agreement (as amended, the “SPV Loan Agreement”) by and among the Company, as collateral manager and seller, OSI 2 SPV, as borrower, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Deutsche Bank Trust Company Americas, as collateral agent, which provides for a senior secured revolving credit facility (the “SPV Facility”).

The SPV Facility Amendment, among other things, (a) increases the maximum permissible borrowings under the SPV Loan Agreement from $200 million to $250 million, (b) extends by six (6) months each of (i) the reinvestment period during which advances may be made (the “Reinvestment Period”) and (ii) the SPV Facility maturity date, such that the Reinvestment Period will end on January 26, 2023 and the SPV Facility will mature on January 26, 2025, (c) increases the advance rates assigned to certain classes of assets and (d) modifies certain concentration limits. In connection with the SPV Facility Amendment, the applicable spread has been amended such that, with respect to any borrowings during the Reinvestment Period, the applicable spread is the greater of (i) a weighted average rate of (x) 1.65% per year for broadly syndicated loans and (y) 2.25% per year for all other eligible loans and (ii) 1.85%. The other material terms of the SPV Loan Agreement were unchanged.

The foregoing description is only a summary of the material provisions of the SPV Facility Amendment and is qualified in its entirety by reference to the SPV Facility Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

CNB Facility Amendment

On the Closing Date, the Company also entered into a first amendment (the “CNB Amendment”) to the June 9, 2020 loan and security agreement (as amended, the “CNB Credit Agreement”) between the Company, as borrower, and City National Bank, as lender, which provides for a senior secured revolving credit facility (the “CNB Facility”).

The CNB Amendment, among other things, (a) increases the maximum permissible borrowings under the CNB Credit Agreement from $50 million to $60 million, (b) increases the advance rates assigned to certain classes of assets and (c) modifies certain concentration limits. In connection with the CNB Amendment, the interest rate has been modified such that borrowings under the CNB Facility bear interest at a rate equal to the London Interbank Offered Rate for the selected period (subject to a floor of 0.25%) plus 2.50%. The other material terms of the CNB Credit Agreement were unchanged.

The foregoing description is only a summary of the material provisions of the CNB Amendment and is qualified in its entirety by reference to the CNB Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Loan and Security Agreement, dated as of March 31, 2021, by and among Oaktree Strategic Income II, Inc., OSI 2 Senior Lending SPV, LLC, and Citibank, N.A.

10.2	First Amendment to Loan and Security Agreement, dated as of March 31, 2021, by and between Oaktree Strategic Income II, Inc. and City National Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC INCOME II, INC.

Date: April 6, 2021	By:	/s/ Mathew Pendo
Name: Mathew Pendo
Title: President and Chief Operating Officer